ALCON 401(k) PLAN AND TRUST

Restated Effective January 1, 2005

Table of Contents
Page

ARTICLE I DEFINITIONS 2

1.1	Account Balance	2
1.2	Administrator	2
1.3	Affiliate	2
1.4	Agreement	2
1.5	Alternate Payee	2
1.6	Anniversary Date	2
1.7	Annual Compensation	2
1.8	Beneficiary	3
1.9	Code	3
1.10	Committee	3
1.11	Determination Date	3
1.12	Disability	3
1.13	Effective Date	3
1.14	Employee	3
1.15	Employer/Plan Sponsor	4
1.16	Entry Date	4
1.17	ERISA	4
1.18	Forfeiture	4
1.19	Former Employee	4
1.20	Former Participant	4
1.21	Funding Agency	4
1.22	Highly Compensated Employee	5
1.23	Hour of Service	5
1.24	Individual Accounts	6
1.25	Limitation Year	7
1.26	Named Fiduciary	7
1.27	Nonforfeitable	7
1.28	Non-Highly Compensated Employee	7
1.29	Normal Retirement Age	7
1.30	Normal Retirement Date	7
1.31	One Year Break in Service	7
1.32	Participant	8
1.33	Participating Employer	8
1.34	Plan	8
1.35	Plan Year	8
1.36	Predecessor Employer	8
1.37	Service	8
1.38	Trust Fund	9
1.39	Year of Service	9

ARTICLE II ELIGIBILITY AND PARTICIPATION 10

2.1	Eligibility for Initial Participation	10
2.2	Participation	10
2.3	Election Not to Participate	10
2.4	Automatic Participation	10

ARTICLE III CONTRIBUTIONS AND WITHDRAWALS 11

3.1	Before-Tax Contributions	11
3.2	After-Tax Contributions.	12
3.3	Continuing Effect of Election..	12
3.4	Company Matching Contributions.	12
3.5	Profit Sharing Contributions.	13
3.6	Deadline for Employer Contributions	13
3.7	Deposit of Employer Contributions	14
3.8	Limitations on Before-Tax Contributions	14
3.9	Limitations on After-Tax Contributions, Company Matching Contributions and Profit Sharing Contributions	14

ARTICLE IV ADJUSTMENT OF INDIVIDUAL ACCOUNTS 14

4.1	Adjustment Rules for Individual Accounts	14

ARTICLE V ALLOCATION OF EMPLOYER CONTRIBUTIONS TO INDIVIDUAL ACCOUNTS 14

5.1	Allocation Rules	14
5.2	Forfeiture	15
5.3	Limitations on Allocations	15
5.4	Top-Heavy Plan Status/Super Top-Heavy Plan Status	15
5.5	Top-Heavy Minimum Allocation	15
5.6	Top-Heavy Plan Status/Super Top-Heavy Plan Status for Plan Years Beginning After December 31, 2001.	16

ARTICLE VI BENEFICIARY DESIGNATION 17

6.1	Beneficiary Designation	17

ARTICLE VII VESTING 19

7.1	Vesting	19
7.2	Forfeitures	20
7.3	Restoration of Account Balance	21

ARTICLE VIII DISTRIBUTIONS 21

8.1	Distributions During Employment	21
8.2	Distributions After Severance from Service	22
8.3	Timing of Distributions	23
8.4	required minimum distributions during a participant's Lifetime	24
8.5	required minimum distributions of benefits upon death	24
8.6	definitions applicable to required minimum distributions, sections 8.4 and 8.5	27
8.7	definitions applicable to required minimum distributions	28
8.8	Direct Rollover	28
8.9	Excess Distributions	30
8.10	Minority or Disability	30
8.11	Unclaimed Account Procedure	30

ARTICLE IX THE EMPLOYER 31

9.1	Employer Action	31
9.2	Plan Amendment	31
9.3	Discontinuance, Termination of Plan	32
9.4	Prohibition Against Reversion to Employer	33
9.5	Adoption by Affiliate	33
9.6	Requirements for Adoption by Affiliate	33
9.7	Plan Sponsor as Agent of Participating Employer	34
9.8	Participating Employer Contributions	34
9.9	Amendment by Plan Sponsor, Participating Employers	34
9.10	Revocation of Participation by Participating Employer	35

ARTICLE X THE COMMITTEE 35

10.1	Committee Appointment.	35
10.2	Permanent Committee Members and Rotating Committee Members.	35
10.3	Chairman of Plan Committee.	35
10.4	Secretary of Plan Committee.	35
10.5	Replacement and Rotation of Committee Members.	35
10.6	Removal of Committee Members.	36
10.7	Vacancies.	36
10.8	Meetings.	36
10.9	Committee Powers and Duties.	36
10.10	Committee Reliance	37
10.11	Committee Authority	37
10.12	Bonding	37
10.13	Conflicts of Interest	37
10.14	Appointment of Agent and Legal Counsel	38
10.15	Annual Accounting	38
10.16	Funding Policy	38

ARTICLE XI ADMINISTRATION 38

11.1	Reporting and Disclosure.	38
11.2	Documents Available for Examination	38
11.3	Claim for Benefits	38
11.4	Appeal of a Decision of the Committee	39

ARTICLE XII THE TRUST 39

12.1	Trust	39
12.2	Separate Investment Funds	40
12.3	Individual Direction of Investment	40
12.4	Change of Investment Designation	41
12.5	Multiple Funding Agencies	41

ARTICLE XIII ROLLOVERS, MERGERS, DIRECT TRANSFERS 41

13.1	Participant Rollover Contributions	41
13.2	Merger and Direct Transfer	42
13.3	Certain Rollovers, Mergers and Direct Transfers Prohibited	42

ARTICLE XIV EXCLUSIVE BENEFIT 42

14.1	Exclusive Benefit	42
14.2	Denial of Request for Initial Approval	42
14.3	Mistake of Fact	43
14.4	Disallowance of Deduction	43
14.5	Spendthrift Clause	43
14.6	Termination	44
14.7	Employees in Qualified Military Service.	45

ARTICLE XV CONSTRUCTION 45

15.1	Headings	45
15.2	Context	45
15.3	Employment Not Guaranteed	45
15.4	State Law	45
15.5	Parties Bound	45

Alcon 401(k) Plan and Trust

R E C I T A L S:

A.           ALCON LABORATORIES, INC., (hereinafter referred to as the “Employer”) has previously established the Alcon Laboratories, Inc. Employees’ Profit Sharing Trust on March 1, 1955 and the Alcon Laboratories, Inc. Employees' Retirement Plan on January 1, 1994 (hereinafter collectively referred to as the “Plans”) to provide benefits for its Employees and those of certain Affiliates upon their retirement; and

B.           As of January 1, 2002, the Employer found it no longer necessary or desirable to sponsor the separate Alcon Laboratories, Inc. Employees' Retirement Plan and Trust therefore  merged the Plans as of such date and call the resulting Plan the Alcon 401(k) Retirement Plan and Trust;

C.           The Employer now finds it necessary and desirable to reinstitute the Alcon Laboratories, Inc. Employees’ Retirement Plan and Trust as of January 1, 2005, with such plan to be known as the Alcon Retirement Plan;

D.           The Employer further authorizes the transfer of the gross amounts contained in the ARP Contributions Accounts (whether or not vested), consisting of Participants’ accounts in the former Alcon Laboratories, Inc. Employees’ Retirement Plan increased or decreased by earnings and losses on such accounts since January 1, 2002, to the Alcon Retirement Plan with each Participant with such an account balance receiving a benefit immediately after the transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the transfer whether or not vested as the vesting schedule of the Plan is the same as that of the Alcon Retirement Plan.

E.           The Employer has authorized the execution of this Agreement intended to continue the  Alcon 401(k) Retirement Plan and Trust, to be known as the Alcon 401(k) Plan and to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder;

F.           The provisions of this Plan, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer on or after the restated Effective Date of this Plan; and

G.           If an Employee terminates employment with the Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Plans as the Plans existed on the Employee’s termination date;

NOW, THEREFORE, considering the premises, the Employer agrees as follows:

ARTICLE I

Definitions

The following terms used in this Agreement shall have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:

1.1
Account Balance.  Account Balance means the amount standing in a Participant’s Individual Account(s) as of any date derived from both Employer contributions and Employee contributions, rollovers and any amounts from Predecessor Employer plans, if any.

1.2	Administrator. Administrator means Alcon Laboratories, Inc. or another person or entity designated to hold the position of Administrator by Employer action.

1.3
Affiliate.  Affiliate is a member of a controlled group of corporations (defined in Section 414(b)) of the Code, trades or businesses (whether or not incorporated) which are under common control (defined in Section 414(c)) of the Code or an affiliated service group (defined in Section 414(m) of the Code or in Section 414(o)) of the Code.  An Affiliate may contribute to the Plan only by being a signatory to a Participation Agreement to the Plan. For Plan allocation purposes, Annual Compensation does not include compensation received from an Affiliate that is not participating in this Plan.

1.4	Agreement. Agreement means this Plan and all amendments or addendums to this Agreement.

1.5
Alternate Payee.  Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.6
Anniversary Date.  Anniversary Date means December 31st of each Plan Year, except that for 2004 there shall be two (2) such dates on December 30th and December 31st.  The Anniversary Date is the Allocation Date.

1.7
Annual Compensation.  Annual Compensation means the gross federal income taxable wages or salary, payments made for services rendered while an Eligible Employee paid to a Participant during a year and in the year following termination of Service.

(a)	Annual Compensation shall not include:

(i)
Severance, hospitalization, group insurance, workers’ compensation, expense reimbursement, phantom stock, deferred incentive compensation, stock options, stock appreciation rights, life insurance, any benefits in kind, income or interest income imputed to a Participant under the Code, relocation reimbursements, tax gross-ups, deferred compensation or any other special or additional benefits not specifically enumerated herein which may be excluded;

(ii)	Any amounts contributed as a Company Matching Contribution or Profit Sharing Contribution by the Employer or any Affiliate to the Funding Agency; and

(iii)	Any retirement incentive payments or retention bonuses.

(b)
Notwithstanding the foregoing, Annual Compensation includes, Before-Tax Contributions to a cafeteria plan, a Section 401(k) of the Code arrangement, a simplified employee pension plan, and a tax sheltered annuity plan.

(c)
The Annual Compensation of each employee taken into account under the Plan shall not exceed $200,000, (beginning after December 31, 2004, $210,000) as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code (the “Annual Compensation Limit”).

1.8
Beneficiary.  Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits following the death of the Participant or Former Participant.

1.9	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

1.10	Committee. Committee means the Plan Committee pursuant to Article XI.

1.11	Determination Date. Determination Date means (a) the last day of the preceding Plan Year or (b) in the case of the first Plan Year, the last day of the first Plan Year.

1.12
Disability.  Disability means any mental or physical impairment that continuously disables and wholly prevents an Employee from being able to engage in the Employee's normal and customary duties with the Employer or any Affiliate.  The permanence and degree of the impairment shall be supported by competent medical evidence.

1.13	Effective Date. The Effective Date of this Plan as restated is January 1, 2005, or as otherwise specified herein.

1.14
Employee.  In General.  Employee means any individual who is reflected on the payroll records of the Employer or of any Affiliate as an employee.  If the status of a worker as a common law employee should at any time be recharacterized in the course of an audit by the Internal Revenue Service or otherwise, such recharacterization shall be disregarded and the Employer's or Affiliate's original payroll records shall be conclusive for this purpose.

(a)
Leased Employee.  The Plan excludes any Leased Employees.  A Leased Employee is an individual, who otherwise is not an Employee, who, pursuant to a leasing agreement between the Employer or an Affiliate and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Section 144(a)(3)) of the Code on a substantially full time basis for at least one (1) year and who performs services subject to the primary direction and control of the Employer or Affiliate.

(b)
Eligible Employee.  Eligible Employee means an Employee (whether full time or part time) of the Employer or Participating Employer hired to fill a specific position on an ongoing basis and for whom the Employer annually budgets compensation and benefits.  Eligible Employee does not include:

(i)
Collective Bargaining Employees.  Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise.

(ii)	Leased Employees.

(iii)
Nonresident Aliens.  Each Employee who is a nonresident alien employed by the Employer or any Affiliate outside the United States (except as otherwise expressly provided herein) shall not be eligible to participate in this Plan.

(iv)
Contractors.  Each Employee employed pursuant to an oral or written employment agreement or arrangement, the terms and conditions of which preclude his participation in the Plan shall not be eligible to participate in this Plan.

(v)
Interns, Co-ops, etc.  Each Employee hired on a temporary basis as a project employee, intern, co-op, summer hire or similar position, as determined under the personnel practices of a Participating Employer.

1.15	Employer/Plan Sponsor. Employer means Alcon Laboratories, Inc., and any successor, which may be substituted, for the Employer under this Agreement.

1.16	Entry Date. Entry Date means the first day of any payroll period.

1.17	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.18
Forfeiture.  Forfeiture means the loss, by a Participant or Beneficiary, pursuant to Section 7.2, of that part of the Participant's Individual Account Balance which is not vested upon the Participant’s termination of Service.

1.19	Former Employee. Former Employee means any individual who is no longer employed by the Employer or an Affiliate.

1.20
Former Participant.  Former Participant means any individual who has been a Participant in the Plan, but who is no longer an Eligible Employee and has not yet received the entire benefit to which the individual is entitled under the Plan.

1.21	Funding Agency. Funding Agency means the custodial trustee, recordkeeper and/or broker engaged by the Plan Committee.

1.22
Highly Compensated Employee.  Highly Compensated Employee means any Participant or Former Participant who is a Highly Compensated Employee, as defined in Section 414(q) of the Code.  Generally, any Participant or Former Participant is considered a Highly Compensated Employee if the Participant or Former Participant:

(a)	Was a Five Percent Owner (as defined in Section 5.4) during the Plan Year or the twelve month period immediately preceding the Plan Year; or

(b)
During the twelve-month period immediately preceding the Plan Year, he received Compensation from a Participating Employer in excess of $80,000, as adjusted by the Secretary of the Treasury for the relevant year was in the top-paid group during the preceding Plan Year.

(i)
An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees of the Participating Employers when ranked on the basis of Annual Compensation paid during the Plan Year.

The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as prescribed by Treasury regulations.  A calendar year election must apply to all plans and arrangements of the Employer.

A Former Participant who separated from Service, or is deemed to have separated from Service under applicable Treasury regulations, prior to the Plan Year, performs no Service for the Participating Employers during the Plan Year and was a Highly Compensated Employee either for the Separation Year or any Plan Year ending on or after such Former Participant attained age fifty-five (55) years is considered a Highly Compensated Employee.  Generally, Separation Year means the Plan Year during which the Employee separates from Service with the Employer.

For purposes of this Section, Compensation means compensation defined in Section 415(c)(3) of the Code.  Compensation from each Affiliate shall be taken into account.

1.23	Hour of Service.

(a)	Any Employee or Participant who is compensated on an hourly-rated basis shall be credited with an Hour of Service for:

(i)
each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties or for reasons other than for the performance of duties due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, whether or not the employment relationship was terminated;  and

(ii)	each hour for which back pay has been awarded to the Employee or Participant or agreed to by the Employer or Affiliate, irrespective of mitigation of damages.

(b)
Any Employee or Participant who is compensated on a basis other than an hourly-rated basis and who, if hourly-rated, would be credited with one (1) Hour of Service pursuant to the preceding sentence, shall be credited with the number of Hours of Service as follows:

(i)	ten (10) hours of service per day, if compensated on a daily basis;

(ii)	forty-five (45) hours of service per week, if compensated on a weekly basis;

(iii)	ninety (90) hours of service per bi-weekly period, if compensated on a bi-weekly basis;

(iv)	ninety-five (95) hours of service per semi-monthly period, if compensated on a semi-monthly basis; or

(v)	one hundred ninety (190) hours of service per month, if compensated on a monthly basis.

(c)
The number of Hours of Service which shall be credited to an Employee or Participant for being entitled to payment for reasons other than for the performance of duties shall be determined under Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference.  Notwithstanding the foregoing, not more than five hundred one (501) Hours of Service shall be credited to any Employee or Participant during any Computation Period for any single, continuous period during which the Employee or Participant performs no duties.

1.24
Individual Accounts.  Individual Accounts means accounts or records maintained by the Committee or a Funding Agency indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary.  The types of Individual Accounts under this Plan are:

(a)	Before-Tax Basic Contribution Accounts;

(b)	Before-Tax Supplemental Contribution Accounts;

(c)	Company Matching Contribution Accounts;

(d)	After-Tax Basic Contribution Accounts;

(e)	After-Tax Supplemental Contribution Accounts;

(f)	Rollover Accounts;

(g)	Prior Company Accounts;

(h)
Life Insurance Accounts, consisting of accounts which on January 1, 1985, held a life insurance policy on the Participant's life, and which remain subject to all of the terms set forth in Article XIA of the Alcon Laboratories, Inc. Employees' Profit Sharing Trust, as restated January 1, 1994;

(i)	Profit Sharing Contribution Accounts; and

(j)	QVEC Accounts.

1.25	Limitation Year. Limitation Year means the Plan Year.

1.26	Named Fiduciary. Named Fiduciary means the Plan Committee, Administrator and any person who:

(a)	Exercises discretionary authority or control respecting management of the Plan or Plan assets;

(b)	Renders investment advice for a fee or other compensation; or

(c)	Has discretionary authority or responsibility in the administration of the Plan.

1.27
Nonforfeitable.  Nonforfeitable means a vested interest attained by a Participant or Beneficiary in that part of the Participant’s benefit under the Plan arising from the Participant’s Service, which claim is unconditional and legally enforceable against the Plan.

1.28	Non-Highly Compensated Employee. Non-Highly Compensated Employee means an Employee, Former Employee or Beneficiary who is not a Highly Compensated Employee.

1.29	Normal Retirement Age. Normal Retirement Age means the last day of the calendar month in which a Participant attains age fifty-five (55).

1.30	Normal Retirement Date. Normal Retirement Date means, for each Participant, the first day of the month next following the date the Participant attains Normal Retirement Age.

1.31	One Year Break in Service.

(a)	A One-Year Break in Service, for purposes of vesting, means a calendar year in which a Participant has not completed more than 500 Hours of Service.

(b)
Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service under (a) above, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.”

(i)
An “authorized leave of absence” means an unpaid temporary cessation from active employment with the Employer or an Affiliate pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

(ii)
A “maternity or paternity leave of absence” means an absence from work for any period because of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee relating to the adoption of the child, or any absence for the purpose of caring for the child for a period immediately following the birth or placement.  For purposes of a maternity and paternity leave of absence, Hours of Service shall be credited for the Computation Period in which the absence from work begins, only if the credit is necessary to prevent the Employee from incurring a One Year Break in Service, or, in any other case, in the immediately following Computation Period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for the absence, or, in any case in which the Administrator is unable to determine the hours normally credited, eight (8) Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed five hundred one (501) hours.

(c)	An Employee shall not incur a One-Year Break in Service for the Plan Year in which the Employee becomes a Participant, dies, retires or suffers a Disability.

1.32	Participant. Participant means an Eligible Employee who has been enrolled as a Participant in this Plan.

1.33	Participating Employer. Participating Employer means any Affiliate that has elected to adopt this Plan pursuant to Article IX.

1.34	Plan. Plan means the restated Alcon 401(k) Retirement Plan and Trust embodied in this Agreement, as amended from time to time.

1.35
Plan Year.  Plan Year means the twelve- (12) consecutive month period beginning on each January 1st and ending on the next December 31st.  From December 31, 1998, through December 30, 2004, the Plan Year was the twelve (12) consecutive month period beginning on December 31st and ending December 30th.

1.36
Predecessor Employer.  Predecessor Employer means a business organization which has been acquired by the Employer or an Affiliate, whether by merger, stock purchase or acquisition of the assets and business of the business organization.

1.37	Service.

(a)
Service means any period of time the Employee is in the employ of the Employer or an Affiliate.  Service in all cases includes periods during which the Employee is on an “authorized leave of absence” or a “maternity or paternity leave of absence” defined in Section 1.31 relating to One-Year Break in Service.  Leaves of absence also shall include periods of absence in connection with military service during which the Employee’s re-employment rights are legally protected.  Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

(b)
If the Employer merges the plan of a Predecessor Employer into this Plan, Service shall include service for the Predecessor Employer.  To the extent it may be required under applicable Treasury regulations under Section 414 of the Code, Service shall include all service for any Predecessor Employer.

1.38
Trust Fund.  Trust Fund means all assets of any kind and nature from time to time held by the Funding Agency or its agent under the trust agreement described in Article XII without distinction between income and principal.

1.39	Year of Service.

(a)
Year of Service means, for vesting purposes, the calendar year during which the Employee completes one thousand (1,000) Hours of Service.  In computing an Employee’s Years of Service, the following rules shall apply:

(i)
For an Employee who terminates employment and is subsequently re-employed after incurring a One Year Break in Service, Service prior to the Break in Service shall be taken into account after re-employment.

(ii)
For a Participant who terminates employment and who subsequently is re-employed after incurring five (5) consecutive One Year Breaks in Service, Years of Service after the Break in Service shall not be taken into account for purposes of determining the Nonforfeitable percentage of an Employee’s Individual Account Balance derived from Employer Contributions which accrued before the Break in Service.

(iii)
For a Participant who terminates employment without any vested right to the Employer Contribution Accounts and who is re-employed after a One Year Break in Service, Service before the Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before the Break in Service.

(iv)
Years of Service, for purposes of vesting, shall include all Years of Service of the Employee with any Predecessor Employer only to the extent required by regulations issued by the Secretary of Labor or the Secretary of Treasury.

(v)	Years of Service with the Employer before a Participant enters the Plan shall be considered for purposes of vesting.

(vi)	Years of Service shall include Service with any organization while it is an Affiliate and Galderma Laboratories, Inc.

ARTICLE II

Eligibility and Participation

2.1	Eligibility for Initial Participation.

(a)	Any Employee who on the Effective Date is a Participant shall continue in the Plan on and after the Effective Date, provided he remains an Eligible Employee.

(b)
For periods prior to January 1, 2002, Eligible Employees are eligible to become a Participant in the Plan on January 1 or July 1 next following, or coincident with, the date he becomes an Eligible Employee.

(c)	Effective January 1, 2002, all Eligible Employees are eligible to participate in the Plan as of any Entry Date.

(d)
If a Participant is no longer an Eligible Employee and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees.

2.2
Participation.  Every Eligible Employee may elect to become a Participant as of any Entry Date.  An Eligible Employee shall become a Participant as of such Entry Date if he shall agree, by such means as the Administrator may determine, to have such amounts contributed to the Plan on his behalf as Before-Tax Basic Contributions or to contribute After-Tax Basic Contributions to the Plan.  An Eligible Employee may also become a Participant by virtue of a deemed election pursuant to Section 2.4.

2.3	Election Not to Participate. An Eligible Employee may decline to participate in the Plan by so electing in such manner as the Administrator may determine.

2.4
Automatic Participation.  From and after January 1, 2002, in the event that an Employee fails to make any affirmative election in accordance with Section 2.2 at the later of his date of hire, date of rehire or date of becoming an Eligible Employee and also does not elect not to participate pursuant to Section 2.3, he shall be deemed to have elected to have Before-Tax Basic Contributions of five percent (5%) of his Annual Compensation made on his behalf.  Such contributions shall commence as of the first Entry Date that occurs at least fifteen (15) days after the later of the Employee’s date of hire, date of rehire, or date of becoming an Eligible Employee.

For the first Entry Date of January 2002, all Eligible Employees who have not elected to participate shall be deemed to have elected Before-Tax Basic Contributions of five percent (5%).  Participants who have elected Before-Tax or After-Tax Basic Contributions totaling less than five percent (5%) shall be deemed to have elected such additional percentage to bring the Participant’s total Before-Tax Basic or After-Tax Basic Contributions to five percent (5%).

ARTICLE III

Contributions and Withdrawals

3.1	Before-Tax Contributions.

(a)
Participant Before-Tax Contributions.  For each Plan Year, a Participant may elect that the Participating Employer treat a portion of his unpaid Annual Compensation as a contribution to the Plan.  A Participant’s election shall be made in such manner as the Administrator may determine and shall include deemed elections made pursuant to Section 2.4.  Any such election shall become effective as of the Entry Date coincident with or next following the Participant’s election.

(b)
Amount of Before-Tax Contributions.  Any election by a Participant pursuant to Section 3.1 shall be expressed in one percent (1%) increments of each Annual Compensation payment and designated as follows:

(i)
Before-Tax Basic Contributions.  The first five (5) percentage points of before-tax contributions shall constitute “Before-Tax Basic Contributions” which are eligible to be matched by Company Matching Contributions.

(ii)
Before-Tax Supplemental Contributions.  Before-tax contributions in excess of five percent (5%) of Annual Compensation shall constitute “Before-Tax Supplemental Contributions” which are not subject to Company Matching Contributions.

(iii)
Maximum Percentage of Annual Compensation Subject to Election.  The maximum percentage of any Annual Compensation payment that is subject to the election, when aggregated with amounts contributed by a Participant as after-tax contributions pursuant to Section 3.2, shall be the maximum percentage allowable subject to Annual Additions Limitations set forth in Appendix I, the Annual Contribution Percentage Test set forth in Appendix II, and any other limitations of the Code for periods on and after January 1, 2002 and twelve percent (12%) for prior periods.  However, a Participant’s Before-Tax Contributions shall not exceed the statutory dollar limitation under Section 402(g) of the Code for the taxable year of the Participant, as adjusted annually by the Secretary of the Treasury.

(c)
Payment to Trust Fund.  The Employer shall contribute to the Trust Fund the amount of each Participant’s Before-tax contributions which shall be credited to that Participant’s Before-Tax Basic Contributions Account and Before-Tax Supplemental Contribution Account.

(i)
The Employer shall permit changes in a Participant’s deferral election at any time which shall be effective on the first payroll period following the date of the Participant’s deferral election change.

3.2	After-Tax Contributions.

An Active Participant may contribute via payroll deduction to the Trust Fund a stated whole percentage of his Annual Compensation in the form of after-tax contributions as follows:

(a)
After-Tax Basic Contributions.  The first five (5) percentage points of after-tax contributions less any Before-Tax Basic Contributions shall constitute “After-Tax Basic Contributions” which are eligible to be matched by Company Matching Contributions.

(b)
After-Tax Supplemental Contributions.  After-tax contributions in excess of the amount of After-Tax Basic Contributions shall constitute “After-Tax Supplemental Contributions” which are not subject to Company Matching Contributions.

The Administrator may limit the combined percentage amount and/or the amount of after-tax contributions which may be contributed by or on behalf of all or a part of the Highly Compensated Employees participating in this Plan in order to assure compliance with the limits set forth in Appendix II on any basis deemed appropriate by the Administrator.

3.3
Continuing Effect of Election.  The percentage designated or deemed designated by the Participant shall continue in effect unless revoked or amended by the Participant, prior to the Entry Date on which such revocation or amendment shall be effective, through use of the electronic administration system established by the Administrator or in such other manner as the Administrator may determine.  Unless a Participant otherwise specifies, at such time as the Before-Tax contributions made on his behalf in any taxable year pursuant to his election are equal to the dollar limitation set forth in Section 3.1, he will automatically be deemed to have made an election to contribute a portion of his Annual Compensation on an after-tax basis in an amount equal to his Before-tax contributions which immediately prior thereto were being contributed on his behalf under Section 3.1.

3.4
Company Matching Contributions.  For each period beginning January 1, 1999, the Employer shall make Company Matching Contributions to this Plan on behalf of each Participant on whose behalf amounts have been contributed for such payroll period.  For each period prior to January 1, 1999, the Employer shall make Company Matching Contributions to this Plan on behalf of each Participant who completes one thousand (1,000) Hours of Service and on whose behalf amounts have been contributed  during the calendar year.

(a)	Company Matching Contributions made on behalf of a Participant with respect to a particular payroll period of the Employer shall be one (1) times the lesser of:

(i)
The sum of the Before-Tax Basic Contributions made to the Plan by an Employer on behalf of such Participant pursuant to Section 3.1 and the After-Tax Basic Contributions made to the Plan by the Participant pursuant to Section 3.2;  or

(ii)	Five percent (5%) of such Participant’s Annual Compensation during such payroll period.

(b)
The Company Matching Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant’s Annual Additions limitation described in Appendix I, even if the contribution formula otherwise would require a larger contribution.  The Company Matching Contribution on behalf of each Participant shall be credited to each Participant’s Company Matching Contribution Account.

(c)
For each payroll period during a taxable year after an Eligible Employee’s Annual Compensation has reached the amount prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code, the Employer shall pay, as additional compensation, to the Eligible Employee cash equal to the amount of the Company Matching Contribution that would have been made to the Trust Fund but for the limitations.

(d)
Payment to Trust Fund.  An Employer shall make the Company Matching Contribution on behalf of a Participant to the Plan no later than the date before-tax contributions made on behalf of such Participant are contributed to the Trust Fund.

(e)
Crediting of Accounts.  Company Matching Contributions shall be credited as soon as reasonably practicable after the time that payroll reconciliation has occurred with respect to such contributions or such contributions have been received by the Trust, to the Company Matching Contributions Account, for the benefit of such Participant.

3.5
Profit Sharing Contributions.  The Employer may elect to contribute additional amounts from profits to the Trust.  Such “Profit Sharing Contribution” shall be allocated proportionately to the Profit Sharing Contribution Account of all Participants who make Before-Tax Basic Contributions and/or After-Tax Basic Contributions in the Plan Year of contribution.

3.6	Deadline for Employer Contributions.

(a)
The Employer shall pay the Before-Tax and After-Tax Contributions withheld from its payroll to the Funding Agency no later than the fifteenth (15th) business day of the month following the month in which the Employer otherwise would have paid the amounts in cash to the Participant.

(b)
The Employer shall pay to the Trust Fund any additional Employer Contributions (other than Company Matching Contributions, Before-Tax and After-Tax Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year shall be paid in full not later than the time prescribed by Section 404(a)(6) of the Code to enable the Employer to obtain a deduction on its federal income tax return for the Employer’s taxable year.  The total Employer Contribution for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year.

3.7	Deposit of Employer Contributions. All Employer Contributions shall be added immediately to and become a part of the Trust Fund.

3.8	Limitations on Before-Tax Contributions

Actual Deferral Percentage Test.  The annual allocation derived from Before-Tax Contributions to a Participant’s Individual Accounts shall satisfy one of the tests set forth in Appendix II.

3.9	Limitations on After-Tax Contributions, Company Matching Contributions and Profit Sharing Contributions.

Average Contribution Percentage Test.  The annual allocation derived from After-Tax Contributions, Company Matching Contributions and Profit Sharing Contributions, if any, to a Participant’s Individual Accounts shall satisfy one of the tests set forth in Appendix II.

ARTICLE IV

Adjustment of Individual Accounts

4.1
Adjustment Rules for Individual Accounts.  As of the end of each business day that the New York Stock Exchange is open, the Funding Agency will determine the fair market value of each Investment Fund.  To determine the gain or loss of the Individual Accounts in each Investment Fund, the Funding Agency will first calculate the change in value of each Investment Fund between the current business day’s balance and the last preceding business day’s balance.  The net gain or loss in each Investment Fund will be allocated pro rata to the accounts of those Participants who are participating in each Investment Fund on that business day.  The Funding Agency will then charge to the prior Account Balances all previously uncharged payments or distributions made from Individual Accounts since the last preceding business day.  Finally, the Funding Agency will allocate and credit Employer Contributions that are to be allocated and credited as of that date in accordance with Article III.

ARTICLE V

Allocation of Employer Contributions to Individual Accounts

5.1
Allocation Rules.  For periods beginning prior to January 1, 1999:  (i) an Employee who has failed to aggregate at least one thousand (1,000) Hours of Service during the Plan Year for which the contribution was made shall not share in an allocation, unless the failure to aggregate one thousand (1,000) Hours of Service occurred because of the Employee’s death, disability or retirement, and (ii) no Employee, other than one who died, became disabled or retired during the Plan Year, shall be entitled to have any Company Matching Contributions allocated to his or her Individual Account, unless the Participant shall be employed by the Employer on the Anniversary Date for the Plan Year.

5.2
Forfeiture.  The Committee will allocate any Forfeitures from a Participant’s Individual Accounts to (i) pay any expenses incurred in connection with administration of the Plan, (ii) re-credit accounts under Section 7.3, and (iii) reduce the Company Matching Contributions for the year in which the Forfeiture occurred

5.3
Limitations on Allocations.  The amount of Annual Additions, which the Plan Committee may allocate under this Plan on a Participant’s behalf for a Limitation Year, may not exceed the Annual Additions Limitations set forth in Appendix I.

5.4
Top-Heavy Plan Status/Super Top-Heavy Plan Status.  This Plan shall be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant’s Aggregate Account balance shall not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group), or a Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Section 416(g) of the Code and the applicable Treasury regulations.

(a)
For purposes of determining Top-Heavy and Super Top-Heavy status, all capitalized terms used above shall have the meanings set forth in Section 416(g) of the Code and the applicable Treasury regulations.

5.5	Top-Heavy Minimum Allocation.

(a)
Minimum Allocation.  For any Plan Year in which the Plan is Top-Heavy, the amount of Employer Non-Elective Contributions and Forfeitures allocated to the Individual Account of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee’s Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee.

(b)
Compensation.  For purposes of this Section, Compensation means Annual Compensation defined in Section 1.7 except (i) Compensation does not include Elective Contributions, and (ii) any exclusions from Annual Compensation (other than the exclusion of Elective Contributions and the exclusions described in clauses (i) through (v) of Section 1.7) do not apply.  Notwithstanding the definition of Annual Compensation in Section 1.7, the period preceding a Participant’s Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

(c)
Participant Entitled to Top-Heavy Minimum Allocation.  The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year.

5.6	Top-Heavy Plan Status/Super Top-Heavy Plan Status for Plan Years Beginning After December 31, 2001.

(a)
Key Employee.  Key Employee means any Employee or Former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having an Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code.

(b)
Determination of Present Values and Amounts.  This Section 5.6(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances as of the determination date.

(i)
Distributions During Year Ending on the Determination Date.  The present values of accrued benefits and the amounts of Account Balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)
Employees Not Performing Services During Year Ending on the Determination Date.  The accrued benefits and account of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)
Minimum Benefits/ Matching Contributions.  Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Company Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE VI

Beneficiary Designation

6.1
Beneficiary Designation.  Each Participant and Former Participant may from time to time select one or more Beneficiaries to receive benefits on the death of the Participant or Former Participant.  The selection shall be made in writing on a form provided by the Administrator and shall be filed with the Administrator.  Subject to Section 6.1(a), the last selection filed with the Committee shall control.  Notwithstanding the previous sentence, a Participant’s or Former Participant’s marriage or remarriage shall render Beneficiary designations made prior to the date of such marriage or remarriage null and void.  If a Participant or Former Participant fails to name a Beneficiary under this Section, Section 6.1(a) shall control.

(a)
Unless elected in accordance with Section 6.1(b), the Beneficiary of the death benefit shall be the Participant’s spouse, who shall receive the benefit in the manner prescribed in this Article.  Notwithstanding the foregoing sentence, the Participant may designate a Beneficiary other than the spouse if:

(i)	the Participant has no spouse; or

(ii)	the spouse cannot be located.

(b)	In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary shall be valid only if:

(i)	the spouse consents in writing to the designation;

(ii)
the designation specifies the Beneficiary and may not be changed without spousal consent (or the spouse’s consent expressly permits designations by the Participant without any requirement of further spousal consent);  and

(iii)	the spouse’s consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a Notary Public.

(c)	The spousal consent requirements of this Section do not apply if:

(i)	the Participant’s spouse is the Participant’s sole primary beneficiary;

(ii)	the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or

(iii)	other circumstances exist under which the Secretary of the Treasury will waive the consent requirement.

If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

(d)
If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant’s balance; if a Participant who is not married dies without having designated a Beneficiary and/or alternative Beneficiary;  then the amount remaining in the deceased Participant’s Individual Account shall be payable in the following descending order to:

(i)	the Participant’s spouse at the time of death;

(ii)	the Participant’s surviving children, including adopted persons, per stirpes;

(iii)	the Participant’s parents; or

(iv)	the executor or administrator of the Participant’s estate.

Each class shall be determined to be not in existence and, therefore, inapplicable by the Administrator before proceeding to the next class.  In determining if a classification is inapplicable, the Administrator shall be required only to make reasonable inquiry into the existence of the person or persons.

Payment made pursuant to the power conferred on the Administrator in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

ARTICLE VII

Vesting

7.1	Vesting.

(a)
A Participant shall be fully vested at all times in amounts credited to the Participant’s After-Tax Basic and Supplemental Contribution Accounts, Before-Tax Basic and Supplemental Contribution Accounts, Prior Company Accounts, QVEC, Life Insurance and Rollover Accounts.  In addition, the Participant also shall be entitled to receive a Nonforfeitable percentage of the balance credited to the Company Matching, Profit Sharing and ARP Contribution Accounts, determined under the following vesting schedule:

(i)	For Participants who terminate employment prior to January 1, 2002:

Nonforfeitable
Years of Service                                                           Percentage

Less than 1 year                                                                   0%
1 year                                                                 10%
2 years                                                                 20%
3 years                                                                 40%
4 years                                                                 65%
5 years                                                                 80%
6 years                                                                 90%
7 years or more                                                                100%

(ii)	For Participants who terminate employment on or after January 1, 2002:

Nonforfeitable
Years of Service                                                           Percentage

Less than 2 years                                                                 0%
2 years                                                                 20%
3 years                                                                 40%
4 years                                                                 70%
5 years                                                                100%

Effective January 1, 2002, when the vesting schedule set forth in (ii) above becomes applicable, Employees hired during 2001 or prior thereto shall be entitled to a Nonforfeitable Percentage of no less than ten percent (10%) upon completion of one Year of Service.

(b)	In addition, a Participant’s Vested Percentage shall be one hundred percent (100%) if:

(i)	Such Participant while an Employee-

(A)	Attains his Normal Retirement Age;

(B)	Dies; or

(C)	Suffers a Disability.

(ii)
Such Participant incurs a severance from Service as a result of the closing of the business unit or facility by which he is employed, provided that he continues in the employ of such business unit or facility until such date as his Participating Employer releases him from employment; or

(iii)
Such Participant incurs a severance from Service as a result of the sale or transfer of fifty percent (50%) or more of the stock or assets of the business unit or facility by which he is employed to a person or entity which is not an Affiliate in a transaction in which either—

(A)	Such Participant does not become employed by the purchaser or transferee of the stock or assets of such business unit or facility or any Affiliate thereof;

(B)
Neither the purchaser nor transferee of the stock or assets of such business unit or facility nor any Affiliate thereof assumes the Plan or any liabilities under the Plan which relate to the Participant or maintains any plan that assumes such liabilities.

(c)	Notwithstanding the foregoing vesting schedule, for any Plan Year in which the Plan is a Top-Heavy Plan, the following vesting schedule shall apply:

Nonforfeitable
Years of Service                                                              Percentage

Less than 2 years                                                                  0%
At least 2 but less than 3 years                                                                 20%
At least 3 but less than 4 years                                                                 40%
At least 4 but less than 5 years                                                                 60%
At least 5 but less than 6 years                                                                 80%
At least 6 years                                                                100%

(d)
If, in any subsequent Plan Year, the Plan ceases to be a Top-Heavy Plan, the vesting schedule in paragraph (b) shall continue to apply unless the Employer elects, in writing, to revert to the vesting schedule set forth in paragraph (a).  Any reversion shall be treated as a Plan amendment and shall be subject to the restrictions of Section 9.2.

7.2
Forfeitures.  A Participant shall forfeit that portion of the amount of the Individual Account to which the Participant is not entitled under Section 7.1 upon the date the Participant terminates employment.  The amount forfeited under this Section shall be allocated as provided in Section 5.2.

7.3
Restoration of Account Balance.  If a partially vested Participant is reemployed after separation from Service, but prior to incurring five (5) consecutive One Year Breaks in Service, the Participant shall have the right to repay the amount previously distributed.  If the Participant repays the entire amount previously distributed prior to the earlier of (a) incurring five (5) consecutive One Year Breaks in Service commencing after the withdrawal, or (b) five years after the first date on which the Participant is subsequently reemployed by an Affiliate, then the Committee shall restore to the Participant’s Individual Account an amount equal to the amount forfeited under Section 7.2.  The Committee will treat a non-vested Participant who is deemed to have received a distribution on the date of separation from Service of the Participant’s Nonforfeitable Account Balance as having repaid the deemed distribution on the first date of the Participant’s reemployment with an Affiliate.

ARTICLE VIII

Distributions

8.1	Distributions During Employment.

(a)
After-Tax Supplemental Contributions Account, Rollover Account, QVEC Account, Life Insurance Account.  Once per calendar year, a Participant may elect to withdraw all or a portion of the amount of his After-Tax Supplemental Contributions Account, Rollover Account, QVEC Account, or Life Insurance Account.

(b)
Age Fifty-nine and one-half (59 ½) Withdrawals.  Once per calendar year, a Participant who continues to be an Employee and attains age fifty-nine and one-half (59 ½) may withdraw all or any portion of any of his Accounts.

(c)	Required Distributions. Distributions to Participants who attained age seventy and one-half (70 ½) while an Employee shall be in accordance with Section 8.4.

(d)
Hardship Withdrawals.  Distribution of Before-Tax Basic, Before-Tax Supplemental, After-Tax Basic, After Tax Supplemental and Company Matching Contributions may be made to an Employee in the event of hardship.  For the purposes of this Section, a hardship distribution is defined as a distribution necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources.  Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code, if applicable.

(i)
The Administrator shall apply the “safe harbor” rules for determining whether the Employee lacks other available resources, in accordance with Treasury Regulations under Section 1.401(k)-1, and shall permit distributions only for:

(A)	Expenses incurred for or necessary to obtain medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s spouse, children or dependents; or

(B)	Payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

(ii)	In addition to the conditions above:

(A)	Effective January 1, 2002, eligible expenses submitted for a hardship withdrawal must total a minimum of five hundred dollars ($500); and

(B)	The Employee’s Before-Tax and After-Tax Contributions will be suspended for twelve (12) months after the receipt of the hardship distribution.

(e)
For hardship distributions after December 31, 2001, the suspension period above will be six (6) months.  A Participant who receives a hardship distribution in calendar year 2001 shall be prohibited from making Before-Tax and After-Tax Contributions for six (6) months after receipt of the distribution or until January 1, 2002, if later.

8.2	Distributions After Severance from Service.

(a)
Severance from Service after Normal Retirement Date, Before Normal Retirement Date with Fifteen (15) Years of Service, or Disability.  If a Participant has a severance from Service (i) after the Participant has reached his Normal Retirement Date, (ii) after the Participant has completed fifteen (15) Years of Service but before the Participant reaches his Normal Retirement Date, or (iii) suffers a Disability, payment of the Nonforfeitable percentage of the Participant’s Individual Accounts shall be made to the Participant or his Beneficiary(ies) by one of the following methods which the Participant shall elect or, if no election is  made, then in a lump sum.

(i)	lump sum in cash;

(ii)	substantially equal payments in cash over a period not exceeding twenty (20) years or life expectancy, whichever is less; or

(iii)	specific dollar amounts requested periodically over a period not exceeding twenty (20) years or life expectancy, whichever is less.

(b)
Severance from Service before Normal Retirement Date with Less than Fifteen (15) Years of Service.  A Participant with a severance from Service prior to his Normal Retirement Date with less than fifteen (15) Years of Service may elect a lump sum payment of the Nonforfeitable percentage of his Individual Accounts.

(c)
New Distributable Event.  For distributions and severance from Service occurring after December 31, 2001, a Participant’s nonelective contributions, qualified Company Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from Service.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a severance from Service before such amounts may be distributed.

8.3	Timing of Distributions.

(a)	Distributions will be paid or begin as soon as administratively possible after receipt of a Participant’s election to receive a distribution.

(b)	A Participant may elect to defer any distribution that is greater than $5,000 ($1,000 for Plan Years beginning after December 31, 2004) as follows:

(i)
Participant whose separation from Service is prior to his Normal Retirement Date with less than fifteen (15) Years of Service may request a distribution of his Individual Accounts at any time prior to Participant’s attainment of age sixty-two (62).  If Participant has not elected a distribution upon the attainment of age sixty-two (62), an election will be deemed as of such date and distribution under Sections 8.2 (b), will be made by the Funding Agency.

(ii)
Participant whose separation from Service is after his Normal Retirement Date, after the Participant has completed fifteen (15) Years of Service, or as a result of Disability may elect lump-sum or optional form of distribution at any time prior to Participant’s attainment of age seventy and one-half (70½).  If Participant has not elected a distribution upon the attainment of age seventy and one-half (70½), an election will be deemed and distributions by the Funding Agency will commence pursuant to Sections 8.2 (a).

A Former Participant whose Nonforfeitable Account Balance determined under Section 7.1 is $5,000 or less ($1,000 for Plan Years beginning after December 31, 2004), will ..be distributed in a single lump sum without the consent of the Former Participant, his spouse or his Beneficiary as soon as administratively practicable.  For distributions after December 31, 2001, a Former Participant’s Nonforfeitable Account Balance shall be determined without aregard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

8.4	Required Minimum Distributions During a Participant’s Lifetime.

(a)
Commencement of Benefits. Notwithstanding any other provision of the Plan, the distribution of a Participant’s Account Balance must commence not later than April 1 of the calendar year following the calendar year in which the employee attains age seventy and one-half (70½), unless such Participant is (a) an Eligible Employee, and (b) not a five percent (5%) owner. In the event that a Participant who attains age seventy and one-half (70½) is an Eligible Employee and is not a five percent (5%) owner of the Employer, distribution of such Participant’s Account Balance must commence no later than April 1 of the calendar year following the calendar year in which Participant is no longer an Eligible Employee.

(b)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)
if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

Required minimum distributions will be determined under this section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

8.5	Required Minimum Distributions of Benefits Upon Death.

(a)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)
If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(iv)
If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.5(a), will apply as if the surviving spouse were the Participant.

(v)
For purposes of this Section 8.5(a) and Section 8.5(b), unless Section 8.5(a)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 8.5(a)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.5(a)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.5(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

(vi)
Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.4 and 8.5(b) herein.

(b)	Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(I)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)
If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(III)
If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(IV)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. Except as may be elected pursuant to Section 8.5(c), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account /balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 8.5(b)(i).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.4(a)(i), this Section 8.5(b)(ii) will apply as if the surviving spouse were the Participant.

(c)
Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 8.5(a) and 8.5(b)(ii) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 8.5(a), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this Section, distributions will be made in accordance with Sections 8.5(a) and 8.5(b)(ii).

8.6	Definitions Applicable to Required Minimum Distributions, Sections 8.4 and 8.5.

(a)
Designated beneficiary. The individual who is designated as the beneficiary under Section 2.01(F) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Regulations.

(b)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.5(a). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.

(d)
Participant's Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Section 8.4 of the Plan.

8.7	Definitions Applicable to Required Minimum Distributions.

(a)
Designated beneficiary. The individual who is designated as the beneficiary under Section 2.01(F) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Regulations.

(b)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.5(a). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.

(d)
Participant's Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Sections 8.4 and 8.5 of the Plan.

8.8
Direct Rollover.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover subject to the following terms and conditions:

(a)
Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;  any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities);  and effective January 1, 2000, hardship distributions made pursuant to Section 8.1(d).  For distributions after December 31, 2001, eligible rollover distributions include After-Tax Employee Contributions only if the transfer is made to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(b) of the Code that agrees to separately account for before-tax and after-tax amounts.

(b)
Eligible Retirement Plan.  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan also includes an individual retirement account or individual retirement annuity.  Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plans from this Plan.

(c)
Distributee.  A distributee includes an Employee or Former Employee.  In addition, the Employee’s or Former Employee’s surviving spouse and the Employee’s or Former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(e)
$200 Minimum Direct Rollover. Notwithstanding anything in this Paragraph to the contrary, a distributee shall not be permitted to elect a direct rollover if it is reasonable to expect that the total eligible rollover distributions made to the distributee during the year will be less than Two Hundred Dollars ($200.00).

(f)
Partial Direct Rollover.  If the entire amount of an eligible rollover distribution is greater than Two Hundred Dollars ($200.00), a Distributee may elect to have a portion of such an eligible rollover distribution paid to an eligible retirement plan in a direct rollover provided that the amount of the direct rollover equals at least Two Hundred Dollars ($200.00).  If a Distributee elects such a partial direct rollover, the remaining portion of the eligible rollover distribution must be paid to the Distributee.

(g)
Multiple Direct Rollovers Not Permitted.  A Distributee is not permitted to divide an eligible rollover distribution into separate distributions to be paid to two or more eligible retirement plans in direct rollovers.  A Distributee must elect that the eligible rollover distribution or portion thereof be distributed in a direct rollover payable to a single eligible retirement plan selected by the Distributee.

(h)
Default Procedures.  If, after a reasonable time as defined in Reg. §1.402(c)-2T or as provided under the provisions of this Plan, a Distributee has failed to elect either a direct rollover or to have his eligible rollover distribution paid to him, distribution shall be made to the Distributee in an amount equal to his eligible rollover distribution less any amount required to be withheld under any applicable income tax withholding requirements.

8.9
Excess Distributions.  In the event that a Participant receives a distribution which, due to administrative error, is in excess of the benefit to which he is entitled under the provisions of the Plan, such Participant, after notification by the Administrator of such error, shall remit to the Plan such excess amount.

8.10
Minority or Disability.  During the minority or disability of an individual entitled to receive benefits under this Plan, the Participant may elect to have the Committee instruct the Funding Agency to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual.  Neither the Committee nor the Funding Agency shall be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, shall be conclusive to all interested parties.

8.11
Unclaimed Account Procedure.  The Plan does not require either the Funding Agency or the Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary.  At the time the Participant’s or Beneficiary’s benefit becomes distributable, the Committee, by certified or registered mail addressed to his or her last known address of record with the Committee or the Employer, must notify any Participant or Beneficiary, that he or she is entitled to a distribution under this Plan.  The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of the Plan.  If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Committee within six (6) months from the date of mailing of the notice, the Committee will treat the Participant’s or Beneficiary’s unclaimed payable Accrued Benefit as a forfeiture.  Forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury Regulations would permit the forfeiture.  Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Funding Agency to segregate the Nonforfeitable amount in a segregated Individual Account and to invest that segregated Individual Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

If a Participant or Beneficiary who has incurred a forfeiture of his or her Accrued Benefit under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Accrued Benefit, the Committee must restore the Participant’s or Beneficiary’s forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture.  The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year, and then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration.  The Committee must direct the Funding Agency to distribute the Participant’s or Beneficiary’s restored Accrued Benefit not later than sixty (60) days after the close of the Plan Year in which the Committee restores the forfeited Accrued Benefit.  The forfeiture provisions of this Section apply solely to the Participant’s or the Beneficiary’s Accrued Benefit derived from Employer Contributions.

ARTICLE IX

The Employer

9.1
Employer Action.  Whenever the Employer is permitted or required to do or perform any act under this Agreement, it shall be done and performed by a person duly authorized to do or perform the act by its legally constituted authority.  The legally constituted authority of a corporation shall be the Board of Directors.

9.2	Plan Amendment.

(a)
At any time the Employer, by formal written action, may amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the following provisions of this Article.

(b)
The Employer must make all amendments in writing, signed by duly authorized persons with the legally constituted authority of the Employer and with the consent or approval, if any, as provided in this Section.  An amendment shall become effective upon its delivery to the Funding Agency.  Each amendment must state the date on which it is either retroactively or prospectively effective.

(c)
Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Agreement by the Employer shall:

(i)
operate retroactively to reduce or divest the then vested interest in any Individual Account or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants and Beneficiaries then having Individual Accounts or benefit payments affected thereby shall consent to the amendments or modifications;

(ii)	directly or indirectly affect any Participant’s Nonforfeitable percentage outside the protection of Treasury Regulations Section 1.411(a)(8);

(iii)
decrease a Participant’s accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and reduce or eliminate Section 411(d)(6) of the Code protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury regulations;  or

(iv)
affect the rights, duties or responsibilities of the Funding Agency, the Plan Administrator or the Committee without the written consent or approval of the Funding Agency, Administrator, or affected Committee member.

(d)
If the vesting schedule described in Section 7.2 is amended, a Participant’s vested interest in any contribution to which the vesting schedule in Section 7.2 applied, shall not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption.  A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment.  If a Participant fails to make an election, then the Participant shall be subject to the new vesting schedule.  The election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:

(i)	the date of the adoption of the amendment;

(ii)	the effective date of the amendment; or

(iii)	the date the Participant receives written notice of the amendment from the Employer or Administrator.

9.3	Discontinuance, Termination of Plan.

(a)
The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust created under this Agreement.  The Plan will terminate on the first to occur of the following events:

(i)	the date the Plan is terminated by action of the Employer;

(ii)	the date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

(iii)
the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Employer under this Plan.

(b)
Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants and Beneficiaries shall become fully vested and Nonforfeitable, the Funding Agency shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Committee shall direct.

9.4
Prohibition Against Reversion to Employer.  Under no circumstances or conditions, other than those specifically provided herein, shall the Trust Fund or any portion thereof revert to the Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries.

9.5
Adoption by Affiliate.  Notwithstanding any contrary provision contained in this Agreement, with the written consent of the Plan Sponsor, any other association, corporation, or other business organization, which is a Affiliate may adopt this Plan and Trust in its entirety, participate herein and be known as a Participating Employer, by executing a properly authorized document evidencing the intent and will of the Participating Employer.  Unless the context of this Agreement clearly indicates the contrary, the term “Employer” shall be deemed to include each Participating Employer relating to its adoption of the Plan.

9.6	Requirements for Adoption by Affiliate. The following requirements shall apply to any Participating Employer who elects to adopt this Plan pursuant to this Article:

(a)	Each Participating Employer shall be required to use the same Funding Agency as provided in this Agreement.

(b)	The Funding Agency may, but shall not be required to, commingle, hold and invest as one (1) Trust Fund all contributions made by Participating Employers and all increments thereof.

(c)
The transfer of any Participant from or to any corporation participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or a Participating Employer, shall not affect the Participant’s rights under the Plan; all amounts credited to the Participant’s Individual Account, all accumulated service with the transferor or Predecessor Employer, and the length of participation in the Plan shall continue to the Participant’s credit.

(d)
Should an Employee of one (“First”) Employer be transferred to an Affiliate (“Second”) Employer the transfer shall not cause the Employee’s Individual Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited.  The Employee’s Individual Account Balance for all purposes of the Plan, including length of service, shall be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

(e)
Upon an Employee’s transfer between Participating Employers, the Employee involved shall carry accumulated Years of Service for eligibility and vesting.  No transfer shall effect a separation from Service under this Agreement and the Participating Employer to which the Employee transfers shall thereupon become obligated under this Agreement to the Employee in the same manner as the Participating Employer from whom the Employee transfers.

(f)
Any expenses of the Plan and Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Participating Employer bears to the total amount standing to the credit of all Participants.

(g)
Any contributions made by a Participating Employer under this Plan, shall be paid to and held by the Funding Agency for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Agreement.

(h)
Based on information furnished by the Administrator, the Committee and the Funding Agency shall keep separate books and records concerning the affairs of each Participating Employer and of the Individual Account Balances of the Participants of each Participating Employer.

9.7
Plan Sponsor as Agent of Participating Employer.  Each Participating Employer shall be deemed to be a part of this Plan; however, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Funding Agency, the Committee and the Administrator under this Agreement.

9.8
Participating Employer Contributions.  All contributions made by a Participating Employer provided for in this Plan shall be determined separately on the basis of its net profit and total Annual Compensation paid.  The Participating Employer shall pay the contributions to the Funding Agency who shall hold the contribution for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all of the terms and conditions of this Plan.

9.9
Amendment by Plan Sponsor, Participating Employers.  Amendment of this Plan by the Plan Sponsor at any time when there shall be a Participating Employer under this Agreement shall be binding on all Participating Employers and shall not require the consent of such Participating Employers.

9.10
Revocation of Participation by Participating Employer.  Any Participating Employer shall be permitted to discontinue or revoke its participation in this Plan.  Upon any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Funding Agency.  The Funding Agency shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of the Participating Employer to the new plan as shall have been designated by the Participating Employer, if it has established a separate employee benefit pension plan for its employees.  If no successor plan is designated, the Funding Agency shall retain the assets for the Employees of the Participating Employer under Article X.

ARTICLE X

The Committee

10.1
Committee Appointment.  Effective September 1, 1999, the Board of Trustees of the Plan shall be known as the Plan Committee.  The persons previously designated to serve as members of the Board of Trustees will continue in their capacity as Committee Members of the Plan Committee.  The Plan Committee shall consist of not less than eight (8) nor more than eleven (11) persons, designated by the Board of Directors of the Company and shall be charged with carrying out the duties assigned under this Plan and Trust.  The Committee agrees to perform the obligations imposed.

10.2
Permanent Committee Members and Rotating Committee Members.  There shall be two (2) permanent Committee Members, one of whom shall be the Chief Executive Officer and President of Alcon Laboratories, Inc. or the Chief Financial Officer (no matter how titled) of the Company or their designee and the other one, a representative from the Corporate Human Resources Department of the Company.  There will also be six (6) to nine (9) rotating Committee Members representing various Company divisions and/or Participating Employers and/or Former Participants.

10.3
Chairman of Plan Committee.  The Chief Executive Officer and President of the Company or the Chief Financial Officer of the Company when serving on the Plan Committee shall serve as the Chairman or shall designate a Committee Member to serve as Chairman of the Plan Committee and the Permanent Committee Member.

10.4
Secretary of Plan Committee.  A representative of the Human Resource Department of the Company shall be appointed by the Plan Committee as Secretary of the Plan Committee and minutes shall be kept of the Plan Committee meetings and proceedings.  The Secretary of the Plan Committee need not be a Committee Member.

10.5
Replacement and Rotation of Committee Members.  On the date of the next scheduled meeting of the Plan Committee following approval of the annual report, one or two rotating Committee Members having the longest tenure on the Plan Committee will resign and their successors shall thereafter be designated by the Board of Directors of the Company.  In the event that two (2) or more Committee Members have the same longest tenure of service, the Plan Committee shall determine which of these Committee Members shall resign and which, if any, shall continue their service for another year.  Resigning Committee Members will thereafter be eligible for reappointment to the Plan Committee after an absence of not less than two (2) years from the date of the resignation or replacement.  A Committee Member may resign voluntarily by delivering a written resignation to the Board of Directors of the Company and to the Chairman of the Plan Committee.

10.6
Removal of Committee Members.  The Board of Directors of the Company shall have the absolute right, to remove any Committee Member at any time by so advising the Plan Committee and the Chairman of the Plan Committee.

10.7	Vacancies. The Board of Directors of the Company shall fill all vacancies, and until such appointment has been made the remaining members of the Plan Committee shall have full authority to act.

10.8
Meetings.  Except as otherwise specifically provided for herein, any and all acts and decisions of the Plan Committee shall be a majority of the Committee Members.  Any action which might be taken at a meeting of the Plan Committee may be taken without a meeting if authorized by a writing or writings signed by all of the Committee Members, and such action will be effective on the date on which the last signature is placed on such writing or writings, or such earlier or later effective date as is set forth in the writing or writings.  The Plan Committee may delegate to each or any one of its members or to its Secretary authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion even though he alone may sign any document required by third parties.

10.9
Committee Powers and Duties.  The Committee shall perform the duties and may exercise the powers and discretion given to it in this Agreement and its decisions and actions shall be final and conclusive regarding all persons affected thereby.  The Committee shall exercise its discretion at all times in a nondiscriminatory manner.  Subject to any limitations stated in this Agreement, the Committee is authorized and empowered with the following powers, rights, and duties:

(a)	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account Balance and the Nonforfeitable percentage of each Participant’s Accrued Benefit;

(b)	To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Agreement;

(c)	To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;

(d)	To direct the Funding Agency concerning the crediting and distribution of the Trust;

(e)	To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

(f)	To furnish the Employer with information which the Employer may require for tax or other purposes;

(g)	To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(h)
To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Funding Agency with respect to acquisition or disposition, of any Plan asset under its control;

(i)	To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Funding Agency must observe in making loans, if any, to Participants and Beneficiaries; and

(j)	To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with applicable Code provisions;

The Committee must exercise all of its powers, duties, and discretion under the Plan in a uniform and nondiscriminatory manner.

10.10
Committee Reliance.  The Funding Agency may rely without question on any notices or other documents received from the Committee.  The Employer shall furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Agreement.  The Committee may rely without question on any data or information furnished by the Employer.

10.11
Committee Authority.  Any and all disputes that may arise involving Participants, Former Participants, Beneficiaries and/or the Funding Agency shall be referred to the Committee, and its decisions shall be final and conclusive regarding all affected persons.  Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Agreement, the decision of the Committee on any issue shall be final.

10.12	Bonding. The Committee shall comply with the fiduciary bonding requirements of ERISA Section 412 unless specifically exempt.

10.13
Conflicts of Interest.  Notwithstanding any other provisions of this Agreement, no member of the Committee shall vote or act on any matter involving the Committee member’s rights, benefits or other participation under this Agreement.

10.14
Appointment of Agent and Legal Counsel.  The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Employer.  The Committee shall not be responsible for any action taken or omitted on the advice of counsel.  The Employer shall pay all reasonable expenses incurred by the Committee.

10.15
Annual Accounting.  Within the time prescribed by ERISA and at least annually, the Committee shall advise each Participant, Former Participant and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant’s Individual Accounts and the other information ERISA requires to be furnished.  No Participant except a member of the Committee shall have the right to inspect the records reflecting the Individual Accounts of any other Participant.

10.16
Funding Policy.  The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives.  The Committee must communicate periodically, as it deems appropriate, to the Funding Agency and to any Plan Investment Manager the Plan’s short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

ARTICLE XI

Administration

11.1
Reporting and Disclosure.  The Employer shall be the Administrator of this Plan and shall be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA and the Code.  The Employer may delegate any of its duties and responsibilities as Administrator to the Committee.  Service of process on the Plan may be obtained by personal service on the Employer or any Committee member.

11.2
Documents Available for Examination.  Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated shall be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits.  Examination may be made during reasonable hours in person or by agent, accountant or attorney.

11.3
Claim for Benefits.  Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Agreement, the Committee and the Funding Agency will automatically initiate procedures to provide for the payment of the benefits.  If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Agreement and no action is forthcoming from the Committee or the Funding Agency, then the Participant or Beneficiary may file a written claim for benefits with the Committee or the Funding Agency.

11.4	Appeal of a Decision of the Committee.

(a)
If any Participant or Beneficiary files a claim for benefits under this Plan (“Claimant”) and the claim is denied in whole or in part, the Administrator shall give notice of the decision to the Claimant in writing setting forth:

(i)	the specific reasons for the denial;

(ii)	a specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefore; and

(iv)
that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within sixty (60) days after receipt of the Administrator’s notice of denial of benefits.  The Administrator’s notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the sixty (60) day period will render the Committee’s determination final, binding and conclusive.

(b)
The written notice shall be given to the Claimant as soon as administratively feasible after the decision is made, but not later than ninety (90) days after the claim is filed.  The Claimant shall have the right to be represented, to review pertinent documents and to present written and oral evidence.

(c)
If the Claimant should appeal to the Committee, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent.  The Committee shall render the decision on the review and shall set forth the specific reasons for the decision with specific references to pertinent provisions.  The Committee shall render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension that shall not exceed an additional sixty (60) days.

ARTICLE XII

The Trust

12.1	Trust.

(a)
The Trust Fund shall consist of all funds and such other property as shall be paid or delivered on behalf of the Participants by the Participating Employers to the Plan Committee.  The Plan Committee shall be charged with administering this Plan and Trust.

(b)
The Trust Fund shall be custodied by the Funding Agency and invested through a Master Trust.  The Master Trust may consist of the trust funds of other qualified Plans.  The plans participating in the Master Trust are the Alcon 401(k) Plan, the Alcon Retirement Plan and the Profit Sharing Trust for Eligible Employees of Alcon (Puerto Rico), Inc., as from time to time amended, and shall be known as the “Participating Plans.”

(c)	The Master Trust agreement between the Funding Agency and the Employer is incorporated by reference as part of the Plan, and shall govern with respect to the Trust provisions.

12.2	Separate Investment Funds.

(a)
The Committee will select the Investment Funds available under the Plan in a separate written Investment Policy.  The Committee shall maintain such Investment Funds in accordance with the Employer’s written Investment Policy.  Such Investment Funds shall be communicated to Participants in writing.

Except as provided hereafter in this Section, the assets of each such Investment Fund shall be invested exclusively in shares of the registered investment company designated by the Board, provided that such shares constitute securities described in ERISA Section 401(b)(1).  Amounts in any such Investment Fund in amounts estimated by the Funding Agency to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts which the Funding Agency deems to be in the best interest of the Participants, may be retained by the Funding Agency in cash or invested temporarily.

(b)
Each Participant shall by written, telephonic or electronic direction to the Committee, direct that the contributions made to his or her accounts for which the Participant may direct investments be invested in one or more of the Investment Funds chosen by the Employer in a separate written Investment Policy as investment vehicles for the Trust Fund.  The Participant’s direction shall include the dollar amount or percentage of his or her accounts to be invested pro rata in each such Investment Fund.

12.3
Individual Direction of Investment.  If the Board of Directors of the Employer so permits and effective as of the date such Board specifies, a Participant may elect to have all or any portion of his Individual Accounts invested in one or more Investment Funds established hereunder; provided, however, that such election shall apply either equally to existing Individual Accounts, or current contributions made on behalf of or by Participants or both, as the Participant shall so direct.  Such election shall be expressed in terms of the dollar amount or percentage amount of the Individual Accounts to be allocated pro rata to each Investment Fund.  If a Participant fails to direct the investment of his account, it shall be invested in the Investment Fund or Funds selected by the Committee.

12.4
Change of Investment Designation.  In accordance with procedures adopted by the Committee, a Participant may change his designation of the manner for investment of such Participant’s existing Individual Accounts or current contributions made on behalf of or by the Participant or both to any other manner permitted hereunder. The change shall be effective the next business that the New York Stock exchange is open following receipt of such change request.  A Participant may elect to transfer all or a portion of such Participant’s interest in each Investment Fund (based on the value of such interest on the date immediately preceding such election) to any other of the Investment Funds selected by the Employer.  In order to comply with applicable federal or state securities laws, the Committee may establish such rules with respect to the change of investment designation by participants as it shall deem necessary or advisable to prevent possible violations of such laws.

12.5
Multiple Funding Agencies.  If more than two persons act as Funding Agency, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund, or any portion of the Trust Fund with respect to which such persons act as Funding Agency.  However, the signature of only one Funding Agency is necessary to effect any transaction on behalf of the Trust.

ARTICLE XIII

Rollovers, Mergers, Direct Transfers

13.1	Participant Rollover Contributions.

(a)
Any Participant who has the Employer’s written consent and who has filed with the Funding Agency the form prescribed by the Committee may contribute cash to the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan.  Before accepting a Rollover Contribution, the Funding Agency may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution that the Code permits an Employee to make to a qualified plan.  For distributions made after December 31, 2001, the Plan will accept a Rollover Contribution from all sources which the Code permits an Employee to transfer eligible rollover contributions, except that the Plan will not accept after-tax employee contributions or the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(b)	An Eligible Employee, prior to satisfying the Plan’s conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant.

(c)	For any Rollover Contribution, the following requirements shall be met:

(i)	the Committee shall maintain a Participant’s Rollover Contributions in a separate Rollover Account; and

(ii)	a Participant’s Rollover Contributions Account shall be Nonforfeitable.

13.2
Merger and Direct Transfer.  The Funding Agency possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Section 401(a) of the Code, including an Elective Transfer defined in Section 13.3 of the Code, and to accept the direct transfer of plan assets or to transfer plan assets, as a party to any agreement.  Further, the Funding Agency may permit the transfer of plan assets to an individual retirement account or an individual retirement annuity.  However, the Funding Agency, before any merger or direct transfer is consummated, shall be satisfied that the holding of any transferred assets is permitted by the transferee trusts.  When the Funding Agency is so satisfied, the Funding Agency shall accept the direct transfer of plan assets or shall cause to be transferred the assets directed to be transferred to the new Funding Agency.  The Funding Agency may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions.

13.3
Certain Rollovers, Mergers and Direct Transfers Prohibited.  Notwithstanding any contrary provision in this Agreement, the Funding Agency, after August 9, 1988, may not consent to or be a party to a rollover, merger, consolidation or transfer of assets from a qualified plan which is required to provide benefits in the form of a joint and survivor annuity under Section 417 of the Code, except with respect to an Elective Transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits under the transferor plan and in a manner consistent with the Code and ERISA.

Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Section 411(d)(6) of the Code protected benefits with respect to those transferred assets.

ARTICLE XIV

Exclusive Benefit

14.1
Exclusive Benefit.  Except as provided under this Article and Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly.  Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

14.2
Denial of Request for Initial Approval.  Any contribution to the Trust Fund associated with this Plan is conditioned on initial qualification of the Plan under applicable Sections 401(a), 403(a) or 405(a) of the Code and of the exemption of the Trust created under the Plan under Section 501(a) of the Code.  If the Commissioner of the Internal Revenue Service, upon the Employer’s request for initial approval of this Plan and Trust, determines that the Plan is not qualified or the Trust is not exempt, then the Funding Agency may return to the Employer, within one (1) year after the date of final disposition of the Employer’s request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

14.3
Mistake of Fact.  Notwithstanding any contrary provision in this Agreement, if an Employer makes a contribution by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution.  The amount of the mistaken contribution is equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact.  Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

14.4
Disallowance of Deduction.  Notwithstanding any contrary provision in this Agreement, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code.  To the extent any deduction is disallowed, the Employer, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Funding Agency shall return the contribution within one (1) year following the disallowance.  Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

14.5
Spendthrift Clause.  Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan and the Funding Agency will not recognize any anticipation, assignment or alienation.  Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.  All provisions of this Agreement shall be for the exclusive benefit of those designated herein.  These restrictions shall not apply in the following case(s):

(a)
Distributions Pursuant to Qualified Domestic Relations Orders.  The Committee may direct the Funding Agency under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a Qualified Domestic Relations Order as defined in Section 414(p) of the Code or any domestic relations order entered before January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date.

(b)
Participant Loans.  If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Funding Agency, by virtue of a Participant Loan, the Committee may direct the Funding Agency to pay the indebtedness and charge it against the Individual Account of the Participant, Former Participant or Beneficiary;  provided that in the case of a married Participant, the Participant’s Spouse must consent in writing to the application of the Participant’s benefits toward the repayment and discharge of the Participant Loan.

(c)
Criminal Conviction, Civil Judgment, or Settlement Agreement.  The benefits to which a Participant, Former Participant, or Beneficiary is or becomes entitled may be offset if both (i) and (ii) below are met:

(i)	an order or requirement to pay such benefits that is entered into on or after August 5, 1997, arises from one of the following:

(A)	a judgment of conviction for a crime involving the Plan;

(B)
a civil judgment (including a consent order or decree) that is entered by a court in an action brought in connection with a violation or alleged violation of part 4 of subtitle B of title 1 of ERISA;  or

(C)
a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a violation or alleged violation of part 4 of subtitle B of title I of ERISA;  and

(ii)
the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

14.6
Termination.  Upon termination of the Plan, in lieu of the distribution provisions of Article X, the Committee will direct the Funding Agency to distribute each Participant’s Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Office of the Key District Director, if an application is filed, irrespective of the present value of the Participant’s Nonforfeitable Account Balance and whether the Participant consents to that distribution.  This paragraph applies only if:

(a)	the Plan does not provide an annuity option;

(b)	the Plan is a profit sharing plan on its termination date; and

(c)
as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).

For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $5,000 ($1,000 for Plan Years beginning after December 31, 2004), to liquidate the Trust, the Committee will purchase a deferred annuity contract, distribute the benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of an Affiliate.  If the Committee distributes the lost Participant’s or Beneficiary’s benefits to an individual retirement account or purchases an annuity, and the Participant’s or Beneficiary’s whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.

14.7
Employees in Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XV

Construction

15.1	Headings. The headings in this Agreement are for convenience only and shall not be considered in construing this Agreement.

15.2
Context.  In this Agreement, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

15.3
Employment Not Guaranteed.  Nothing contained in this Agreement, or regarding the establishment of the Plan or Trust, or any modification or amendment to the Agreement, Plan or Trust, or in the creation of any Individual Account, or the payment of any benefit, shall be construed as giving any Employee, Participant or Beneficiary whomsoever any right to continue in the Service of the Employer, any legal or equitable right against the Committee, against the Employer, its stockholders, officers or directors or against the Funding Agency, except as expressly provided by the Agreement, the Plan, the Trust, ERISA or by separate agreement.  Employment of all persons by the Employer shall remain subject to termination by the Employer to the same extent as if this Agreement had never been executed.

15.4
State Law.  This Agreement and each of its provisions shall be construed and their validity determined by the laws of the State of Texas and applicable Federal law to the extent Federal statute supersedes Texas law.

15.5
Parties Bound.  This Agreement shall be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Funding Agency, the Committee and their successors.

IN WITNESS WHEREOF, the Employer, ALCON LABORATORIES, INC., has caused this instrument to be executed on this 21 day of December, 2004.

EMPLOYER:

ALCON LABORATORIES, INC.

By:      /s/ Cary Rayment
Cary Rayment, Chief Executive Officer &
President

ATTEST:

           /s/ Elaine E. Whitbeck
Elaine E. Whitbeck, Secretary

APPENDIX NO. I
TO THE
ALCON 401(K) PLAN AND TRUST

1.1           Limitations on Allocations

(a)
Defined Contribution Plan Limits.  Annual Additions allocated on a Participant’s behalf for a Limitation Year may not exceed the Maximum Permissible Amount.  The term “Annual Additions” to a Participant’s Account for any Limitation Year shall mean the sum of:

(i)	such Participant’s allocable share of the Company Matching Contributions and Profit Sharing Contributions credited to such Participant within such Limitation Year; and

(ii)
the amount of such Participant’s Before-Tax and After-Tax Contributions (including any amounts characterized as Excess Contributions and amounts characterized as Excess Deferrals, if such Excess Deferrals are not distributed in accordance with the terms of the Plan) and Excess Aggregate Contributions under the Plan, if any, for such Limitation Year; and

(iii)	such Participant’s allocable share of Forfeitures, if any, credited to such Participant within such Limitation Year; and

(iv)	any amount allocated to an “individual medical account,” as defined in Code Section 415(l)(2), which is part of a defined benefit plan maintained by an Employer; and

(v)
any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Employer.

The term “Annual Additions” does not include the following:

(i)	rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C));

(ii)	repayments of loans made to a Participant from the Plan, repayments of amounts described Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D); and

(iii)	the direct transfer of employee contributions from one qualified plan to another.

If, in a particular Limitation Year, an Employer contributes an amount to a Participant's Account because of an erroneous Forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, the contribution will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the Limitation Year to which it relates.  For purposes of this subdivision, if the amount so contributed in the particular Limitation Year takes into account actual investment gains attributable to the period subsequent to the Limitation Year to which the contribution relates, the portion of the total contribution which consists of such gains is not considered as an Annual Addition for any Limitation Year. The rule described in this subdivision is only applicable for purposes of applying the limitations of Code Section 415.

The restoration of an Employee's accrued benefits by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) will not be considered an Annual Addition for the Limitation Year in which the restoration occurs.

The transfer of funds from one qualified plan to another will not be considered an Annual Addition for the Limitation Year in which the transfer occurs.

(b)
If Annual Additions exceed the limitation set forth in Section 1.2 below, such excess Annual Additions shall be corrected in accordance with the applicable provisions of Revenue Procedure 2006-27, or such subsequent guidance issued by the Internal Revenue Service describing the Employee Plans Compliance Resolution System, or similar correction program.

(c)
In the event that any Participant in this Plan is also a participant under any other defined contribution plan maintained by an Employer or an Affiliate (whether or not terminated), the total amount of Annual Additions to such Participant’s accounts under all such defined contribution plans for the Limitation Year shall not exceed the limitations set forth in Section 1.2 below.  If such total amount of Annual Additions to a Participant’s accounts under all such defined contribution plans for the Limitation Year does exceed the limitations set forth in Section 1.2 below, then the excess Annual Additions to such Participant’s accounts shall corrected in accordance with Section 1.1(b).

1.2           Definitions.  All capitalized terms used in this Appendix and not otherwise defined herein shall have the meanings set forth in Code Section 415 and applicable Treasury regulations thereunder.

(a)	Maximum Permissible Amount means the lesser of:

(i)	the Defined Contribution Dollar Limitation, or

(ii)
one hundred percent (100%) of such Participant’s Limitation Year Compensation for the entire Limitation Year (even though such Participant may not have been a Participant for the entire Limitation Year).

(b)
Defined Contribution Dollar Limitation means $40,000 (or such higher amount to which such amount shall be adjusted by the Secretary of Treasury of his delegate pursuant to Code Section 415(d)).  The Defined Contribution Dollar Limitation shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.  If a Limitation Year is less than a twelve (12) consecutive month period, the above dollar limitations for the short Limitation Year shall not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of whole months in the short Limitation Year and the denominator of which is twelve (12).

(c)
Limitation Year Compensation shall mean the aggregate of all wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with all Employers and Affiliates, to the extent the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), which are actually paid or made available during a Limitation Year to an Employee.  Limitation Year Compensation shall not include the following:

(i)
Contributions to a plan of deferred compensation to the extent that, before the application of the limitations of Code Section 415 to the Plan, the contributions are not included in the gross income of the Employee for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent the contributions  are deductible by the Employee, and any distributions from a plan of deferred compensation other than an unfunded nonqualified plan of deferred compensation;

(ii)
Amounts realized from the exercise of a non-statutory stock option, or amounts realized under Code Section 83 with respect to restricted stock or other property held by an Employee that becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option within the meaning of Treasury Regulation section 1.421-1(b); and

(iv)
Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract covered by Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

Notwithstanding the foregoing, Limitation Year Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code Sections 125,  457 or 132(f)(4).

Furthermore, payments made within 2½ months after “severance from employment” (within the meaning of  Code Section 401(k)(2)(B)(i)(I)) will be Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in the employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours(such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Appendix No. II

to the

Alcon 401(k) Plan

Before-Tax Contributions, After-Tax Contributions, Company Matching Contributions, and Profit Sharing Contributions shall be subject to the limitations set forth in this Appendix No. II.

(a)	Actual Deferral Percentage Test. The annual allocation derived from Before-Tax Contributions to a Participant’s Before-Tax Contributions Account shall satisfy one of the following tests:

(i)
The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)
The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount as may be prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

(b)
Definitions.  For the purposes of this Appendix, capitalized terms not otherwise defined in the Plan shall have the meanings set forth in Code Sections 401(k) and (m), and applicable Treasury regulations thereunder.  In addition, the following definitions shall apply:

(i)
Qualified Non-Elective Contributions means Employer Contributions,  other than Before-Tax Contributions and Company Matching Contributions, allocated to Participants’ accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions applicable to Before-Tax Contribution Accounts.

(ii)
Qualified Matching Contributions means Company Matching Contributions allocated to Participants’ accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions applicable to Before-Tax Contribution Accounts.

(c)	Fail-Safe Provisions

If the initial allocations of the Before-Tax Contributions do not satisfy one of the tests set forth in paragraph (a) of this Appendix, the Administrator shall adjust the accounts of the Participants pursuant to one or more of the following options:

(i)
Distribution of Excess Contributions:  The Administrator must distribute the Excess Contributions, as adjusted for allocable income, during the next Plan Year.  The Administrator will distribute to each Highly Compensated Employee his share of the Excess Contributions in accordance with the following steps:

(A)	The Administrator shall calculate the total Excess Contributions for the Highly Compensated Employees.

(B)	The Administrator shall calculate the total dollar amount by which the Excess Contributions for the Highly Compensated Employees must be reduced to satisfy the Actual Deferral Percentage Test.

(C)	The Administrator shall calculate the total dollar amount of the Excess Contributions for each Highly Compensated Employee.

(D)
The Administrator shall reduce the Excess Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Excess Contributions by refunding such contributions to such Highly Compensated Employee(s) in the amount required to cause the dollar amount of such Highly Compensated Employee(s)’ Before-Tax Contributions and Qualified Non-Elective Contributions and Qualified Matching Contributions, on a pro rata basis, to equal the sum of the Before-Tax Contributions and Qualified Non-Elective Contributions and Qualified Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions.

(E)
If the total dollar amount distributed pursuant to Step (D) above is less than the total dollar amount of Excess Contributions, Step (D) shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Excess Contributions until the total amount of distributed Excess Contributions equals the total dollar amount calculated in Step (B).

(F)
When calculating the amount of a distribution under Step (D), if a lesser reduction, when added to any amounts already distributed under this Appendix, would equal the total amount of distributions necessary to permit the Plan to satisfy the requirements of this Appendix, the lesser amount shall be distributed from the Plan.

(ii)
Recharacterization of Excess Contributions.  If the Plan permits After-Tax Contributions, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain Nonforfeitable and subject to the same distribution requirements as Before-Tax Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other After-Tax Contributions made by that Employee would exceed any stated limit under the Plan on After-Tax Contributions.  The amount of Excess Contributions to be recharacterized with respect to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Employee for the Employee’s taxable year ending with or within the Plan Year.

(iii)
Qualified Non-Elective and Qualified Matching Contributions.  The Employer shall make Qualified Non-Elective Contributions or Qualified Matching Contributions on behalf of Participants who are Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in paragraph (a) of this Appendix.  The contribution shall be treated as a Before-Tax Contribution and shall be allocated to the Before-Tax Contributions Account of each Participant who is a Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee’s Before-Tax Deferrals for the year bears to the total Before-Tax Deferrals of all Participants who are Nonhighly Compensated Employees.

(d)
Average Contribution Percentage Test.  The annual allocation derived from After-Tax Contributions, Company Matching Contributions, Profit Sharing Contributions, and Qualified Matching Contributions to a Participant’s Individual Account shall satisfy one of the following tests:

(i)
The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)
The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

(iii)	Contribution to plans aggregated for purposed of Sections 401(a)(4) or 410(b) shall be treated as being made to a single plan.

(e)	Special Rules

(i)
Multiple Use.  If one or more Highly Compensated Employees participate in both a cash or deferred arrangement subject to Code Section 401(k) and a plan maintained by the Employer subject to Code Section 401(m) and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced.  The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after:

(A)	use of Qualified Non-Elective Contributions and Qualified Matching Contributions to meet the Actual Deferral Percentage Test;

(B)	use of Qualified Non-Elective Contributions and Elective Contributions to meet the Actual Deferral Percentage Test;

(C)	any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions; and

(D)	after any recharacterization of Excess Contributions required without regard to multiple use of the alternative limitation.

(ii)	Repeal of Multiple Use Test. The Multiple Use test as described in Treasury Regulation 1.401(m)-2 and this Appendix II shall not apply for Plan Years beginning after December 31, 2001.

(f)
Fail-Safe Provisions.  If the initial allocations of the Company Matching Contributions, Profit Sharing Contributions and After-Tax Contributions do not satisfy one of the tests set forth in paragraph (d) of this Appendix, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

(i)
Distribution of Excess Aggregate Contributions. The Administrator will determine Excess Aggregate Contributions after determining Excess Deferrals under paragraph (c) of this Appendix, Excess Before-Tax Contributions and the Excess Before-Tax Contributions to be recharacterized as After-Tax Contributions for the Plan Year.  If the Administrator determines that the Plan fails to satisfy the Average Contribution Percentage Test for a Plan Year, it must distribute the Excess Aggregate Contributions, as adjusted for allocable income, during the next Plan Year. The Administrator will distribute to each Highly Compensated Employee his share of Excess Aggregate Contributions in accordance with the following steps:

(A)	The Administrator shall calculate the total Excess Aggregate Contributions for the Highly Compensated Employees.

(B)
The Administrator shall calculate the total dollar amount by which the Excess Aggregate Contributions for the Highly Compensated Employees must be reduced to satisfy the Average Contribution Percentage Test.

(C)	The Administrator shall calculate the total dollar amount of the Excess Aggregate Contributions for each Highly Compensated Employee.

(D)
The Administrator shall reduce the Excess Aggregate Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Excess Aggregate Contributions by refunding such contributions to such Highly Compensated Employee(s) in the amount required to cause the dollar amount of such Highly Compensated Employee(s)’ After-Tax Contributions, Company Matching Contributions, Profit Sharing Contributions and Qualified Matching Contributions, on a pro rata basis, to equal the sum of the After-Tax Contributions, Company Matching Contributions, Profit Sharing Contributions and Qualified Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions.

(E)
If the total dollar amount distributed pursuant to Step (D) above is less than the total dollar amount of Excess Aggregate Contributions, Step (D) shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Excess Aggregate Contributions until the total amount of distributed Excess Aggregate Contributions equals the total dollar amount calculated in Step (B).

(F)
When calculating the amount of a distribution under Step (D), if a lesser reduction, when added to any amounts already distributed under this paragraph, would equal the total amount of distributions necessary to permit the Plan to satisfy the requirements of paragraph (a), the lesser amount shall be distributed from the Plan.

(G)
Qualified Non-Elective and Elective Contributions.  The Employer shall make Qualified Non-Elective Contributions or Elective Contributions that, in combination with After-Tax, Profit Sharing and Company Matching Contributions, satisfy one of the tests set forth in paragraph (d).  The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Before-Tax Contribution Account of each Participant who is a Nonhighly Compensated Employee.

(ii)
Forfeiture of Non-Vested Company Profit Sharing or Matching Contributions.  Company Profit Sharing or Matching Contributions that are not vested may be forfeited to correct Excess Aggregate Contributions.  Forfeitures to correct Excess Aggregate Contributions shall be:

(A)
Applied to reduce Company Matching Contributions for the Plan Year in which the excess arose, but allocated according to the following paragraph (B), to the extent the excess exceeds Company Matching Contributions or the Employer has already contributed for the Plan Year.

(B)
Allocated, after all other Forfeitures under the Plan, to the Company Matching Contribution Account of each Nonhighly Compensated Participant who made Before-Tax Basic or After-Tax Basic Contributions in the ratio which each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

(g)
A Participant’s Before-Tax Contributions shall not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant, as adjusted annually by the Secretary of the Treasury, except to the extent permitted under Section (h) of this Appendix II.  The dollar limitation under Code Section 402(g) for 2002 is $11,000.

(i)
Excess Elective Deferrals means those Before-Tax Contributions that are includable in a Participant’s gross income under Code Section 402(g) to the extent the Participant’s Before-Tax Contributions for a taxable year exceed the dollar limitation under Code Section 402(g).  Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(ii)
If the statutory dollar limitation is exceeded, the Committee shall direct the Funding Agency to distribute the Excess Elective Deferrals, and any income or loss allocable to the Excess Elective Deferrals, to the Participant not later than the first April 15 following the close of the Participant’s taxable year.  If there is a loss allocable to the Excess Elective Deferral, the distribution shall in no event be less than the lesser of the Participant’s Before-Tax Contribution Account or the Participant’s Before-Tax Contributions for the Plan Year.

(h)
Catch-Up Contributions.  To the extent that all other members of the Employer’s controlled group elect to permit catch-up contributions (if required in order for the Plan to do so), effective after December 31, 2001, all Employees who are eligible to make Before-Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Sections 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

If any of the foregoing provisions of this Appendix are not in conformity with applicable Treasury regulations, the nonconforming provisions may be amended retroactively to assure conformity.

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